Exhibit 99.1

DSP Group, Inc. Reports Second Quarter 2018 Results

Growth Initiatives Account for 52% of Total Revenues

GAAP and Non GAAP Gross Margins of 49.1% and 49.5%, Respectively, Exceeding Guidance

Milpitas, Calif., July 30, 2018 - DSP Group®, Inc. (NASDAQ: DSPG), a leading global provider of wireless chipset solutions for converged communications, announced today its results for the second quarter ended June 30, 2018.

Second Quarter Business and Financial Highlights:

●	Total revenues of $30.7 million, a year-over-year decrease of 2%:
o	Revenues from growth initiatives of $15.8 million accounted for 52% of total revenues, a year-over-year increase of 7%
o	Office/VoIP segment revenues of $9.8 million, a year-over-year increase of 14%
o	SmartVoice segment revenues of $2.2 million, a year-over-year increase of 147%
o	SmartHome segment revenues of $3.8 million, a year-over-year decrease of 27%
●	GAAP and non-GAAP gross margin of 49.1% and 49.5%, 280 bps and 290 bps improvement, as compared to the second quarter of 2017 on GAAP and non-GAAP basis, respectively
●

GAAP loss per share of ($0.01) and non-GAAP diluted earnings per share of $0.07, compared to GAAP loss per share of ($0.03) and non-GAAP diluted earnings per share of $0.06, respectively, for the second quarter of 2017

●

GAAP operating loss of ($0.7) million and non-GAAP operating income of $1.4 million, compared to GAAP operating loss of ($0.9) and non-GAAP operating income of $1.1 million, respectively, for the second quarter of 2017

●	GAAP net loss of ($0.3) million and non-GAAP net income of $1.6 million, compared to GAAP net loss of ($0.6) and non-GAAP net income of $1.4 million, respectively, for the second quarter of 2017
●	Generated $5.4 million of cash from operations compared to $7.2 million in the second quarter of 2017
●	Repurchased approximately 374,000 shares for a total consideration of $4.5 million, with $3.3 million remaining available for repurchase under existing board authorization

●	Cash, deposits and marketable securities of approximately $124.0 million as of June 30, 2018

●	Continue to solidify our leadership position in the unified communications market as demonstrated by our growing design wins with leading OEMs:
o	Cisco launched wireless microphones for its flagship 8832 conferencing system based on our DVF, DCX81 and DHX91 chipsets
o	Audiocodes launched its 445HD, a new top-line IP phone, based on our DVF9919 SoC
●	Growing engagement pipeline and design wins for voice as a user interface with leading consumer electronics OEMs, thereby helping to drive growth of a burgeoning new market:
o

Amazon Alexa Voice Services (AVS) certified our 3-mic development kit for far-field voice activation, powered by HDClear algorithms and our DBMD5 SoC, targeting applications such as SmartSpeakers, IoT devices and Remote Controls

o	A leading Korean OEM launched a series of smartphone models based on our SmartVoice SoC
o	A Chinese smartphone OEM selected our SmartVoice SoC for its new smartphone model
●	Expanding ULE reach into new markets with innovative products that leverage ULE’s unmatched characteristics for wireless indoor IoT:
o	Leading European OEM launched a series of connected LED bulbs based on our ULE technology
o	Our DECT/ULE solution was selected by a leading Taiwanese ODM to run hands-free, high-definition voice calls for a new SmartSpeaker product

Management Comments:

Commenting on the results, Ofer Elyakim, CEO of DSP Group, stated, “We are excited to report that our Office/VoIP, SmartVoice and SmartHome revenues accounted for the majority of our sales for the first time. Better product mix and operating efficiencies also drove better than expected gross and operating margins. Moreover, we accomplished a major milestone by receiving Amazon’s AVS certification for our far-field voice activation solution.”

Mr. Elyakim added, “Looking ahead to the third quarter, we expect a sequential increase in revenues, propelled by higher demand for our SmartVoice products, mainly for tablets and non-smartphone applications, and continued growth in demand for Office/VoIP products. More importantly, we are now at the inflection point where our growth initiatives will define our future and more than offset the secular decline of the cordless telephony market, thereby accelerating the company’s overall growth.”

Second Quarter GAAP Results:

Revenues for the second quarter of 2018 were $30.7 million, a decrease of 2% from revenues of $31.3 million for the second quarter of 2017. Net loss and loss per share for the second quarter of 2018 were ($0.3) million and ($0.01), respectively. Net loss and loss per share for the second quarter of 2017 were ($0.6) million and ($0.03), respectively.

Second Quarter Non-GAAP Results:

Non-GAAP net income and diluted earnings per share for the second quarter of 2018 were $1.6 million and $0.07, respectively, as compared to non-GAAP net income and diluted earnings per share of $1.4 million and $0.06, respectively, for the second quarter of 2017. Non-GAAP net income and diluted earnings per share for the second quarter of 2018 excluded the impact of amortization of acquired intangible assets in the amount of $425,000 associated with previous acquisitions; equity-based compensation expenses of $1.7 million; and changes in deferred taxes in the amount of $184,000 related to intangible assets acquired in previous acquisitions and equity-based compensation expenses. Non-GAAP net income and diluted earnings per share for the second quarter of 2017 excluded the impact of amortization of acquired intangible assets of $425,000 associated with previous acquisitions; equity-based compensation expenses of $1.6 million; and changes in deferred taxes in the amount of $20,000 related to intangible assets acquired in previous acquisitions and equity-based compensation expenses.

Earnings Conference Call Details

DSP Group will discuss its first quarter financial results, along with its outlook and guidance for the third quarter of 2018, on its conference call at 8:30 a.m. ET today, and invites you to listen via our conference call or a live broadcast over the Internet.

Investors may access the conference call by dialing +1 800 239 9838 (domestic US) or +1 929 477 0448 (international) approximately 10 minutes prior to the starting time. The password is 9106519. The broadcast via the Internet can be accessed by all interested parties through the Investor Relations section of DSP Group’s website at www.dspg.com or link to: https://edge.media-server.com/m6/p/g7k55naq

A replay of the conference call will be available for a week following the call. To listen to the session, please dial +1 719 457 0820 (domestic US) or +44 20 7660 0134 (international) and enter the company access code: 9106519#.

Presentation of Non-GAAP Net Income and EPS

The Company believes that the non-GAAP presentation of net income and diluted earnings per share presented in this press release is useful to investors in comparing results for the quarter ended June 30, 2018 to the same period in 2017 because the exclusion of the above noted expenses may provide a more meaningful analysis of the Company’s core operating results. Further, the Company believes it is useful to investors to understand how the expenses associated with equity-based compensation are reflected in its statements of income.

Forward Looking Statements

This press release contains statements that qualify as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, including Mr. Elyakim’s statements that the company expects a sequential increase in revenues for the third quarter of 2018, and that revenues from growth initiatives will offset the secular decline of the cordless telephony market and accelerate the company’s overall growth. The results from these statements may not actually arise as a result of various factors, including the market penetration of new products such as products with Voice User Interface; unexpected delays in the commercial launch of new products, including in the mobile and office segments; speed of decline in the cordless market; DSP Group's ability to manage costs; DSP Group’s ability to develop and produce new products at competitive costs and in a timely manner and the ability of such products to achieve broad market acceptance; and general market demand for products that incorporate DSP Group’s technology in the market. These factors and other factors which may affect future operating results or DSP Group’s stock price are discussed under “RISK FACTORS” in the Form 10-K for fiscal 2017, as well as other reports DSP Group has filed with the Securities and Exchange Commission and which are available on DSP Group’s website (www.dspg.com) under Investor Relations. DSP Group assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

About DSP Group

DSP Group®, Inc. (NASDAQ: DSPG) is a leading global provider of wireless chipset solutions for converged communications. Delivering semiconductor system solutions with software and hardware reference designs, DSP Group enables OEMs/ODMs, consumer electronics (CE) manufacturers and service providers to cost-effectively develop new revenue-generating products with fast time to market. At the forefront of semiconductor innovation and operational excellence for over two decades, DSP Group provides a broad portfolio of wireless chipsets integrating DECT/CAT-iq, ULE, Wi-Fi, PSTN, HDClear™, video and VoIP technologies. DSP Group enables converged voice, audio, video and data connectivity across diverse mobile, consumer and enterprise products – from mobile devices, connected multimedia screens, and home automation & security to cordless phones, VoIP systems, and home gateways. Leveraging industry-leading experience and expertise, DSP Group partners with CE manufacturers and service providers to shape the future of converged communications at home, office and on the go. For more information, visit www.dspg.com.

Contact:

Daniel Amir

Corporate Vice President, Business Development, Strategy and Investor Relations

Work: 1-415-726-5900, Daniel.amir@dspg.com

DSP GROUP, INC.

    CONSOLIDATED STATEMENTS OF INCOME

    (In thousands, except per share amounts)

	Three Months Ended June 30		Six Months Ended June 30
	2018	2017	2018	2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$30,651	$31,301	$58,762	$59,234
Cost of revenues	15,598	16,804	29,995	32,490

Gross profit	15,053	14,497	28,767	26,744
Operating expenses:
Research and development, net	8,891	9,161	17,889	18,351
Sales and marketing	3,761	3,430	7,829	7,005
General and administrative	2,669	2,372	5,250	4,859
Amortization of intangible assets	425	425	850	850

Total operating expenses	15,746	15,388	31,818	31,065

Operating loss	(693)	(891)	(3,051)	(4,321)

Financial income, net	403	418	799	834

Loss before taxes on income	(290)	(473)	(2,252)	(3,487)

Income tax benefit (expenses)	(2)	113	(211)	(35)

Net loss	$(288)	$(586)	$(2,041)	$(3,452)
Net earnings (loss) per share:
Basic	$(0.01)	$(0.03)	$(0.09)	$(0.16)
Diluted	$(0.01)	$(0.03)	$(0.09)	$(0.16)

Weighted average number of shares used in per share computations of lossper share:
Basic	22,681	22,180	22,680	22,141
Diluted	22,681	22,180	22,680	22,141

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
	Unaudited	Unaudited	Unaudited	Unaudited
GAAP net loss	$(288)	$(586)	$(2,041)	$(3,452)
Equity-based compensation expense included in cost of revenues	108	94	206	191
Equity-based compensation expense included in research and development, net	701	623	1,353	1,239
Equity-based compensation expense included in sales and marketing	265	297	671	597
Equity-based compensation expense included in general and administrative	586	543	1,129	1,061
Amortization of intangible assets	425	425	850	850
Changes of deferred taxes related to intangible assets and equity-based compensation expense	(184)	20	(381)	(162)
Non-GAAP net income	$1,613	$1,416	$1,787	$324

Weighted-average number of common stock used in computation of GAAP diluted net earnings per share (in thousands)	22,681	22,180	22,680	22,141

Weighted-average number of shares related to outstanding options, stock appreciation rights and restricted share units (in thousands)	1,398	1,469	1,378	1,427

Weighted-average number of common stock used in computation of non-GAAP diluted net earnings per share (in thousands)	24,079	23,649	24,058	23,568

GAAP diluted net loss per share	$(0.01)	$(0.03)	$(0.09)	$(0.16)
Equity-based compensation expense	0.07	0.07	0.14	0.14
Amortization of intangible assets	0.02	0.02	0.04	0.04
Changes of deferred taxes related to intangible assets and equity-based compensation expense	(0.01)	-	(0.02)	(0.01)
Non-GAAP diluted net earnings per share	$0.07	$0.06	$0.07	$0.01

DSP GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30,	December 31,
	2018	2017
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$16,143	$21,324
Restricted deposits	506	524
Marketable securities and short term deposits	30,684	24,697
Trade receivables, net	16,622	13,416
Inventories	8,366	9,422
Other accounts receivable and prepaid expenses	3,196	3,167
Total current assets	75,517	72,550

Property and equipment, net	3,071	3,184

Long term marketable securities and deposits	76,620	82,669
Severance pay fund	14,683	15,190
Deferred income taxes	1,124	1,043
Intangible assets, net	8,172	9,022
Long term prepaid expenses and lease deposits	1,598	1,541
	102,197	109,465

Total assets	$180,785	$185,199

Liabilities and Stockholders’ Equity
Current liabilities:
Trade payables	$9,851	$8,660
Other current liabilities	11,897	12,819
Total current liabilities	21,748	21,479

Accrued severance pay	14,814	15,463
Accrued pensions	870	883
Deferred income taxes	239	424
Total long term liabilities	15,923	16,770

Stockholders’ equity:
Common stock	22	22
Additional paid-in capital	375,410	372,041
Accumulated other comprehensive loss	(2,698)	(1,874)
Less – Cost of treasury stock	(119,200)	(118,397)
Accumulated deficit	(110,420)	(104,842)
Total stockholders’ equity	143,114	146,950
Total liabilities and stockholders’ equity	$180,785	$185,199